UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 10, 2011
Integra LifeSciences Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-26244	510317849

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive, Plainsboro, New Jersey	08536

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 609-275-0500
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Private Offering
     In a press release issued on June 10, 2011, Integra LifeSciences Holdings Corporation (the “Company”) announced the pricing of its offering of $200 million aggregate principal amount of senior convertible notes due 2016 (the “notes”) in a private placement, subject to market conditions and other factors. The Company has granted the initial purchasers of the notes options to purchase up to an additional $30 million aggregate principal amount of the notes within 30 days of the initial issuance of the notes solely to cover over-allotments.
     In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits.

99.1	Press Release of Integra LifeSciences Holdings Corporation, dated June 10, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra LifeSciences Holdings Corporation
June 10, 2011	By:	Stuart M. Essig
		Name:	Stuart M. Essig
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued June 10, 2011